Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2021

THIRD-QUARTER OPERATING RESULTS

•	Reported net sales increased 6.5 percent year-over-year to $1.55 billion, and internal sales increased 6.9 percent.

•	Adjusted operating margin increased by 30 bps to 4.6 percent.

•	Dental segment internal sales increased 3.6 percent fueled by consumables growth of 13.6 percent.

•	Animal Health segment internal sales increased 10.0 percent driven by companion animal growth of 20.7 percent.

•	Delivered third-quarter GAAP earnings of $0.50 per diluted share and adjusted earnings[1] of $0.58 per diluted share, an increase of 23.4 percent.

St. Paul, Minn. — March 3, 2021 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.55 billion (see attached Sales Summary for further details) in its fiscal third quarter ended January 23, 2021, an increase of 6.5 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation and changes in product selling relationships, increased 6.9 percent.

Reported net income attributable to Patterson Companies, Inc. for the third quarter of fiscal 2021 was $48.8 million, or $0.50 per diluted share, compared to $23.2 million, or $0.24 per diluted share, in the third quarter of fiscal 2020. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs and accelerated debt-related costs totaled $55.8 million for the third quarter of fiscal 2021, or $0.58 per diluted share, compared to $44.5 million in the same quarter of fiscal 2020, or $0.47 per diluted share. The 25.3 percent year-over-year increase in adjusted net income for the period is primarily attributed to strong sales execution, improved operating margins across both business segments, and the benefit of continued expense discipline during the fiscal 2021 third quarter.

“Patterson’s third quarter results demonstrate the continued focus and dedication of our team to help drive the success of our customers as we navigate the ongoing disruption of the pandemic” said Mark Walchirk, President and CEO of Patterson Companies. “Our commitment to strong execution and operational excellence, combined with our ongoing investments to broaden and enhance our value proposition, has enabled us to build additional momentum across our entire business – including increased sales and margin expansion in both our Dental and Animal Health segments during the third quarter.

“We grew adjusted EPS by 23 percent through the continued focus on improving our performance and creating value for our shareholders. Looking ahead, we remain confident about our strengthened position in each of our end markets and in Patterson’s long-term value creation potential.”

Patterson Dental

Reported net sales in our Dental segment for the third quarter of fiscal 2021, which represented approximately 42 percent of total company sales, were $648.9 million compared to $626.6 million in the third quarter of last year. Internal sales increased 3.6 percent compared to the fiscal 2020 third quarter, including 13.6 percent growth in consumables.

Patterson Animal Health

Reported net sales in our Animal Health segment for the third quarter of fiscal 2021, which comprised approximately 58 percent of the company’s total sales, were $894.3 million compared to $817.3 million in the third quarter of last year. Internal sales for the segment increased 10.0 percent from the fiscal 2020 third quarter with companion animal posting internal sales growth of 20.7 percent compared to the same period one year ago.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Balance Sheet and Capital Allocation

During the first nine months of fiscal 2021, Patterson Companies used $604.9 million of cash from operating activities and collected deferred purchase price receivables of $634.5 million, generating cash of $29.6 million, compared to generating $190.3 million in the first nine months of fiscal 2020. Free cash flow1 (see definition below and attached free cash flow table) generated during the first nine months of fiscal 2021 is down $120.0 million compared to the first nine months of fiscal 2020, primarily due to an increased level of working capital in the current period.

During the third quarter of fiscal 2021, Patterson Companies declared a quarterly cash dividend of $0.26 per share. On a year-to-date basis, Patterson has returned $50.1 million in cash dividends to shareholders.

Year-to-Date Results

Consolidated reported net sales for the first nine months of fiscal 2021 totaled $4.35 billion, a 3.5 percent year-over-year increase. Internal sales also increased 3.5 percent compared to the first nine months of fiscal 2020. Reported net income attributable to Patterson Companies, Inc. was $127.2 million, or $1.32 per diluted share, compared to a $20.1 million, or $0.21 per diluted share, in last year’s period. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs and an investment gain, totaled $148.4 million, or $1.54 per diluted share. This compares to $106.5 million, or $1.12 per diluted share in the year-ago period, representing a 38 percent increase year-over-year.

Fiscal 2021 Guidance

Due to the continued uncertainty surrounding the COVID-19 pandemic and its impact on business operations, Patterson is not providing fourth-quarter fiscal 2021 financial guidance at this time.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, accelerated debt-related costs and an investment gain, along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures less the one-time benefit from the initiation of our trade accounts receivables facilities plus the collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency and changes in product selling relationships. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s third-quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Third-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2021 third-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2021 third-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 1612628 when prompted.

About Patterson Companies Inc.

Patterson Companies Inc. (Nasdaq: PDCO) connects dental and animal health customers in North America and the U.K. to the latest products, technologies, services and innovative business solutions that enable operational and professional success. Our comprehensive portfolio, distribution network and supply chain is equaled only by our dedicated, knowledgeable people who deliver unrivalled expertise and unmatched customer service and support.

Learn more: pattersoncompanies.com

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; the COVID-19 pandemic and measures taken in response thereto; general economic conditions, including political and economic uncertainty; risks from disruption to our information systems; our ability to comply with restrictive covenants in our amended credit agreement; our dependence on relationships with sales representatives, service technicians and customers; our ability to realize the long-term strategic benefits of our acquisition of Animal Health International; potential disruption of distribution capabilities, including service issues with third-party shippers; our ability to provide our sales force and customers with the latest technology; our dependence on suppliers for the manufacture and supply of the products we sell; material changes in our purchasing relationship with suppliers; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring other businesses; the risk that our acquired technology or developed technology might not be successful in maintaining or gaining customers; litigation risks, including new or unanticipated litigation developments and new or unanticipated regulatory investigations; changes in consumer preferences; regulatory restrictions; the cyclicality of the livestock market; the outbreak of an infectious disease within the production animal or companion animal population; pressure from animal rights groups; adverse changes in supplier rebates; fluctuations in quarterly financial results; volatility in the price of our stock; risks from the expansion of customer purchasing power; increases in over-the-counter sales of companion animal products; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; cyberattacks or other privacy or data security breaches; the risk of the products we sell becoming obsolete or containing undetected errors; volatility in the financial markets; our dependence on our senior management; our dependence on leadership development and succession planning; disruptions from our enterprise resource planning system; risks associated with

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

shareholder activism; the risk of being required to record impairment charges; the risk of audit by tax authorities; risks associated with interest rate fluctuations; and the risk that our governing documents and Minnesota law may discourage takeovers and business combinations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, as amended and supplemented by our Quarterly Report on Form 10-Q for the quarterly period ended October 24, 2020, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	investor.relations@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
Net sales	$1,551,268	$1,456,155	$4,350,273	$4,203,550
Gross profit	324,541	311,830	898,725	903,378
Operating expenses	262,860	268,014	725,466	861,034

Operating income	61,681	43,816	173,259	42,344
Other income (expense):
Other income, net	4,323	2,307	9,580	34,493
Interest expense	(5,532)	(16,584)	(18,604)	(34,320)

Income before taxes	60,472	29,539	164,235	42,517
Income tax expense	11,905	6,567	37,640	23,087

Net income	48,567	22,972	126,595	19,430
Net loss attributable to noncontrolling interests	(192)	(255)	(631)	(710)

Net income attributable to Patterson Companies, Inc.	$48,759	$23,227	$127,226	$20,140

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.51	$0.25	$1.33	$0.21

Diluted	$0.50	$0.24	$1.32	$0.21

Weighted average shares:
Basic	95,734	94,267	95,472	94,052
Diluted	96,953	95,021	96,379	94,828
Dividends declared per common share	$0.26	$0.26	$0.78	$0.78

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 23, 2021	April 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$155,961	$77,944
Receivables, net	456,138	416,523
Inventory	838,012	812,194
Prepaid expenses and other current assets	273,119	236,104

Total current assets	1,723,230	1,542,765
Property and equipment, net	224,310	303,725
Operating lease right-of-use assets, net	80,157	79,021
Goodwill and identifiable intangibles, net	428,156	452,229
Long-term receivables, net and other	395,112	337,610

Total assets	$2,850,965	$2,715,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$677,054	$862,093
Other accrued liabilities	282,638	182,099
Operating lease liabilities	32,452	30,706
Current maturities of long-term debt	100,750	—
Borrowings on revolving credit	108,000	—

Total current liabilities	1,200,894	1,074,898
Long-term debt	487,850	587,766
Non-current operating lease liabilities	51,648	49,854
Other non-current liabilities	175,968	166,388

Total liabilities	1,916,360	1,878,906
Stockholders’ equity	934,605	836,444

Total liabilities and stockholders’ equity	$2,850,965	$2,715,350

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	January 23, 2021	January 25, 2020
Operating activities:
Net income	$126,595	$19,430
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	58,355	61,892
Investment gain	—	(34,334)
Non-cash employee compensation	25,161	28,661
Accelerated amortization of costs on early repayment of debt	—	8,984
Non-cash losses (gains) and other, net	6,791	—
Change in assets and liabilities:
Receivables	(685,345)	(380,340)
Inventory	(12,506)	(104,494)
Accounts payable	(199,558)	151,464
Accrued liabilities	67,503	108,107
Long term receivables	(3,103)	(6,169)
Other changes from operating activities, net	11,223	(22,157)

Net cash used in operating activities	(604,884)	(168,956)
Investing activities:
Additions to property and equipment	(21,101)	(32,872)
Collection of deferred purchase price receivables	634,499	359,329
Other investing activities	2,493	—

Net cash provided by investing activities	615,891	326,457
Financing activities:
Dividends paid	(50,077)	(75,522)
Proceeds from issuance of long-term debt, net	—	296,700
Payments on long-term debt	—	(460,840)
Draw on revolving credit	108,000	95,000
Other financing activities	2,139	(3,319)

Net cash provided by (used in) financing activities	60,062	(147,981)
Effect of exchange rate changes on cash	6,948	1,003

Net change in cash and cash equivalents	78,017	10,523
Cash and cash equivalents at beginning of period	77,944	95,646

Cash and cash equivalents at end of period	$155,961	$106,169

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 23, 2021	January 25, 2020[1]	Total Sales Growth	Foreign Exchange Impact	Other [2]	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,199,102	$1,090,891	9.9%	0.4%	(0.9)%	10.4%
Equipment and software	266,519	273,329	(2.5)	0.1	—	(2.6)
Value-added services and other	85,647	91,935	(6.8)	0.1	—	(6.9)

Total	$1,551,268	$1,456,155	6.5%	0.3%	(0.7)%	6.9%

Dental
Consumable	$342,561	$301,599	13.6%	—%	—%	13.6%
Equipment and software	237,096	252,874	(6.2)	0.1	—	(6.3)
Value-added services and other	69,289	72,116	(3.9)	—	—	(3.9)

Total	$648,946	$626,589	3.6%	—%	—%	3.6%

Animal Health
Consumable	$856,541	$789,292	8.5%	0.6%	(1.3)%	9.2%
Equipment and software	29,423	20,455	43.8	—	—	43.8
Value-added services and other	8,383	7,538	11.2	1.5	—	9.7

Total	$894,347	$817,285	9.4%	0.6%	(1.2)%	10.0%

Corporate
Value-added services and other	$7,975	$12,281	(35.1)%	—%	—%	(35.1)%

Total	$7,975	$12,281	(35.1)%	—%	—%	(35.1)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 23, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	January 23, 2021	January 25, 2020[1]	Total Sales Growth	Foreign Exchange Impact	Other [2]	Internal Sales Growth
Nine Months Ended
Consolidated net sales
Consumable	$3,485,669	$3,313,556	5.2%	0.3%	(0.3)%	5.2%
Equipment and software	616,077	621,652	(0.9)	—	—	(0.9)
Value-added services and other	248,527	268,342	(7.4)	0.1	—	(7.5)

Total	$4,350,273	$4,203,550	3.5%	0.2%	(0.2)%	3.5%

Dental
Consumable	$957,013	$909,638	5.2%	—%	—%	5.2%
Equipment and software	548,194	566,750	(3.3)	—	—	(3.3)
Value-added services and other	205,782	215,940	(4.7)	—	—	(4.7)

Total	$1,710,989	$1,692,328	1.1%	—%	—%	1.1%

Animal Health
Consumable	$2,528,656	$2,403,918	5.2%	0.4%	(0.4)%	5.2%
Equipment and software	67,883	54,902	23.6	—	—	23.6
Value-added services and other	24,138	24,192	(0.2)	1.0	—	(1.2)

Total	$2,620,677	$2,483,012	5.5%	0.4%	(0.4)%	5.5%

Corporate
Value-added services and other	$18,607	$28,210	(34.0)%	—%	—%	(34.0)%

Total	$18,607	$28,210	(34.0)%	—%	—%	(34.0)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.
[2]	Sales of certain products previously recognized on a gross basis were recognized on a net basis during the three and nine months ended January 23, 2021.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
Operating income (loss)
Dental	$61,291	$48,822	$172,017	$135,458
Animal Health	20,615	13,438	55,605	51,236
Corporate	(20,225)	(18,444)	(54,363)	(144,350)

Total	$61,681	$43,816	$173,259	$42,344

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended January 23, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income	$61,681	$9,238	$—	$—	$—	$—	$70,919
Other income (expense), net	(1,209)	—	—	—	—	—	(1,209)

Income before taxes	60,472	9,238	—	—	—	—	69,710
Income tax expense	11,905	2,196	—	—	—	—	14,101

Net income	48,567	7,042	—	—	—	—	55,609
Net loss attributable to noncontrolling interests	(192)	—	—	—	—	—	(192)

Net income attributable to Patterson Companies, Inc.	$48,759	$7,042	$—	$—	$—	$—	$55,801

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.50	$0.07	$—	$—	$—	$—	$0.58

Operating income as a % of sales	4.0%						4.6%
Effective tax rate	19.7%						20.2%

For the three months ended January 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income	$43,816	$9,267	$7,714	$2,288	$—	$—	$63,085
Other income (expense), net	(14,277)	—	—	—	8,984	—	(5,293)

Income before taxes	29,539	9,267	7,714	2,288	8,984	—	57,792
Income tax expense	6,567	2,200	1,928	572	2,246	—	13,513

Net income	22,972	7,067	5,786	1,716	6,738	—	44,279
Net loss attributable to noncontrolling interests	(255)	—	—	—	—	—	(255)

Net income attributable to Patterson Companies, Inc.	$23,227	$7,067	$5,786	$1,716	$6,738	$—	$44,534

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.24	$0.07	$0.06	$0.02	$0.07	$—	$0.47

Operating income as a % of sales	3.0%						4.3%
Effective tax rate	22.2%						23.4%

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the nine months ended January 23, 2021	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income	$173,259	$27,741	$—	$—	$—	$—	$201,000
Other income (expense), net	(9,024)	—	—	—	—	—	(9,024)

Income before taxes	164,235	27,741	—	—	—	—	191,976
Income tax expense	37,640	6,596	—	—	—	—	44,236

Net income	126,595	21,145	—	—	—	—	147,740
Net loss attributable to noncontrolling interests	(631)	—	—	—	—	—	(631)

Net income attributable to Patterson Companies, Inc.	$127,226	$21,145	$—	$—	$—	$—	$148,371

Diluted earnings per share attributable to Patterson Companies, Inc.*	$1.32	$0.22	$—	$—	$—	$—	$1.54

Operating income as a % of sales	4.0%						4.6%
Effective tax rate	22.9%						23.0%

For the nine months ended January 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs‡	Accelerated debt-related costs	Investment gain	Non-GAAP
Operating income	$42,344	$27,758	$13,461	$81,254	$—	$—	$164,817
Other income (expense), net	173	—	—	—	9,943	(34,334)	(24,218)

Income before taxes	42,517	27,758	13,461	81,254	9,943	(34,334)	140,599
Income tax expense	23,087	6,601	3,370	7,113	2,486	(7,884)	34,773

Net income	19,430	21,157	10,091	74,141	7,457	(26,450)	105,826
Net loss attributable to noncontrolling interests	(710)	—	—	—	—	—	(710)

Net income attributable to Patterson Companies, Inc.	$20,140	$21,157	$10,091	$74,141	$7,457	$(26,450)	$106,536

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.21	$0.22	$0.11	$0.78	$0.08	$(0.28)	$1.12

Operating income as a % of sales	1.0%						3.9%
Effective tax rate	54.3%						24.7%

‡

Includes costs and expenses incurred in the first quarter of fiscal 2020 of $17,666 related to the settlement of litigation with SourceOne Dental, Inc., costs and expenses incurred in the second quarter of fiscal 2020 of $58,300 related to the then-probable settlement of litigation with the U.S. Attorney’s Office for the Western District of Virginia and $5,288 related to other legal proceedings.

*	May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Nine Months Ended
	January 23, 2021	January 25, 2020
Net cash used in operating activities	$(604,884)	$(168,956)
Additions to property and equipment	(21,101)	(32,872)
Collection of deferred purchase price receivables	634,499	359,329
Impact of trade account receivables facility	—	(29,000)

Free cash flow	$8,514	$128,501